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                                                                   Exhibit 10.5









                                  AGREEMENT OF
                           PURCHASE AND SALE OF ASSETS


                                  BY AND AMONG


                         CYGNET FINANCIAL SERVICES, INC.


                                       AND


                     MOUNTAIN PARKS FINANCIAL SERVICES, INC.




                                   DATED AS OF


                                  JULY 31, 1998
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                                TABLE OF CONTENTS


ARTICLE 1
      PURCHASE AND SALE OF ASSETS..............................................1
      1.1   Purchase and Sale of the Assets....................................1
      1.2   Assets Not Being Acquired..........................................2
      1.3   Assumed Liabilities................................................2
      1.4   Liabilities Not Being Assumed......................................2
      1.5   Purchase Price.....................................................2
      1.6   Allocation of Purchase Price; Accounting Treatment.................2
      1.7   Transfer Fees and Taxes............................................2

ARTICLE 2
      REPRESENTATIONS AND WARRANTIES OF PURCHASER..............................3
      2.1   Organization and Qualification.....................................3
      2.2   Authority Relative to this Agreement...............................3
      2.3   No Conflicts.......................................................3
      2.4   No Consents........................................................3

ARTICLE 3
      REPRESENTATIONS AND WARRANTIES OF SELLER.................................3
      3.1   Organization and Qualification.....................................3
      3.2   Authority Relative to this Agreement...............................4
      3.3   No Conflicts.......................................................4
      3.4   No Consents........................................................4
      3.5   No Material Adverse Changes........................................4
      3.6   Good Title to and Condition of Acquired Assets.....................4
      3.7   Compliance with Laws...............................................4
      3.8   Disclosure.........................................................5

ARTICLE 4
      CONDUCT OF SELLER PENDING THE CLOSING....................................5
      4.1   Conduct of Servicing Business Pending the Closing..................5
      4.2   Servicing Business Relationships...................................5
      4.3   Access to Information..............................................5
      4.4   Notification of Certain Matters....................................5
      4.5   Transfer of Permits................................................5
      4.6   Closing............................................................6

ARTICLE 5
      ADDITIONAL AGREEMENTS....................................................6
      5.1   Employment.........................................................6
      5.2   Expenses...........................................................6
      5.3   Public Announcements...............................................6
      5.4   Additional Agreements..............................................6

ARTICLE 6
      CONDITIONS...............................................................7
      6.1   Conditions to Obligations of Each Party............................7
      6.2   Additional Conditions to Obligation of Seller......................7
      6.3   Additional Conditions to Obligation of Purchaser...................8


                                        i
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ARTICLE 7
      THE CLOSING..............................................................8
      7.1   Closing............................................................8
      7.2   Seller's Obligations...............................................8
      7.3   Purchaser's Obligations............................................9

ARTICLE 8
      INDEMNITIES.............................................................10
      8.1   Survival of Representations and Warranties........................10
      8.2   Nature of Statements..............................................10
      8.3   Indemnification of Purchaser by Seller............................10
      8.4   Indemnification of Seller by Purchaser............................10
      8.5   Procedure for Indemnification.....................................11

ARTICLE 9
      TERMINATION.............................................................12
      9.1   Termination.......................................................12
      9.2   Effect of Termination.............................................12

ARTICLE 10
      GENERAL PROVISIONS......................................................12
      10.1  Notices...........................................................12
      10.2  Counterparts......................................................13
      10.3  Governing Law.....................................................13
      10.4  Assignment........................................................13
      10.5  Further Assurances................................................13
      10.6  Gender and Number.................................................14
      10.7  Schedules and Exhibits............................................14
      10.8  Waiver of Provisions..............................................14
      10.9  Litigation Costs..................................................14
      10.10 Section and Paragraph Headings....................................14
      10.11 Amendment.........................................................14
      10.12 Transaction Expenses..............................................14
      10.13 Severability......................................................14
      10.14 Extent of Obligations.............................................14


                                       ii
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                               INDEX OF SCHEDULES

Schedule 1.1(b)   Acquired FFE
Schedule 1.1(c)   Acquired Permits
Schedule 1.1(d)   Acquired Intangible Property
Schedule 1.1(e)   Assumed Agreements
Schedule 1.2      Assumed Liabilities
Schedule 3.5      No Material Adverse Changes
Schedule 3.7      Compliance with Law; Permits


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
                    AGREEMENT OF PURCHASE AND SALE OF ASSETS


      This AGREEMENT OF PURCHASE AND SALE OF ASSETS (the "Agreement") is made as of July 31, 1998, by and among CYGNET FINANCIAL SERVICES, INC., an Arizona corporation ("Purchaser") and MOUNTAIN PARKS FINANCIAL SERVICES, INC., a Colorado corporation ("Seller").

                                    RECITALS

      A. Seller engages in the business of purchasing and servicing motor vehicle installment sales contracts.

      B. Upon the terms and subject to the conditions set forth herein, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, selected assets of Seller related to the servicing operations of its business (the "Servicing Business"), all to be completed on or before the date set forth in Section 7.1 of this Agreement (the "Closing Date").

      NOW, THEREFORE, in consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties hereto do hereby agree as follows:


                                   ARTICLE 1.
                           PURCHASE AND SALE OF ASSETS

      1.1 Purchase and Sale of the Assets. Upon the terms and subject to the conditions set forth herein, and in reliance on the respective representations and warranties of the parties, Seller agrees to sell, transfer, assign, and deliver to Purchaser, and Purchaser agrees to purchase from Seller, all of Seller's right, title, and interest in and to those assets, rights, and properties of the Seller relating to the Servicing Business, as specified below (the "Acquired Assets"):

            (a) That certain [Lease] (the "Assumed Lease") dated January 29, 1997 by and between Cherry Creek Place III Associates, Limited, as Lessor, and Seller, as Lessee, covering the property located at 3151 S. Vaughn Way, Suite 610, Aurora, Colorado (the "Acquired Facility");

            (b) Such furniture, leasehold improvements, fixtures, equipment, supplies, other goods, and all other appurtenances in and to the premises utilized by Seller in the operation of the Servicing Business at the Acquired Facility ("Acquired FFE"), as specified on a Schedule 1.1(b) to be prepared by Seller and delivered to Purchaser prior to the Closing;

            (c) Such assignable title, claims, and rights under License and Permits (as defined in Section 3.26), ("Acquired License and Permits"), as specified on a Schedule 1.1(c) to be prepared by Seller and delivered to Purchaser prior to the Closing;

            (d) Certain additional items of intangible property used or owned by Seller related to the Servicing Business, the Acquired Assets or the Acquired Facility, that are identified on Schedule 1.1(d) ("Intangible Property") to be prepared by Seller and delivered to Purchaser prior to the Closing;
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            (e) All agreements relating to the Servicing Business, the Acquired
      Assets, or the Acquired Facility that Purchaser agrees to assume and that are listed in a Schedule 1.1(e) ("Assumed Agreements"), to be prepared by Seller and delivered to Purchaser prior to the Closing; and

            (f) All books of account, records, files, supplier lists and information, employee files (except items which may not be provided under federal or state law) operating manuals, catalogs, technical information sheets and other materials and data associated with, used, or employed by Seller in the operation of the Servicing Business and ownership of the Acquired Assets.

      1.2 Assets Not Being Acquired. Anything contained herein to the contrary notwithstanding, the Seller is not transferring any assets other than those specifically identified in the Schedules to Section 1.1 above.

      1.3 Assumed Liabilities. From and after the Closing Date, Purchaser shall assume only those liabilities of Seller (the "Assumed Liabilities") as specified in Schedule 1.3 hereto. It is expressly understood and agreed that Purchaser shall not be liable for any of the obligations or liabilities of Seller of any kind or nature other than those specifically assumed by Purchaser under this
Section 1.3.

      1.4 Liabilities Not Being Assumed. Anything contained herein to the contrary notwithstanding, the Purchaser is expressly not assuming any liabilities or obligations, whether fixed or contingent, known or unknown, matured or unmatured, executory or non-executory, of Seller (except as set forth in Section 1.2 above), which liabilities and obligations shall at and after the Closing remain the exclusive responsibility of Seller.

      1.5 Purchase Price. At the Closing, upon the terms and subject to the conditions set forth herein, Purchaser shall pay to Seller in consideration for the Acquired Assets, by wire transfer of immediately available funds to an account designated by Seller, the aggregate amount of Five Hundred Thousand Dollars ($500,000) (the "Purchase Price").

      1.6 Allocation of Purchase Price; Accounting Treatment. At Closing, the Purchase Price will be allocated among the Acquired Assets by both Seller and Purchaser in a manner proposed by Purchaser and consented to by Seller, which consent shall not be unreasonably withheld or delayed (the "Purchase Price Allocation"). Seller and Purchaser hereby agree to report this transaction for federal tax purposes in accordance with the allocation of the Purchase Price described above. Such allocation shall be reported by Purchaser and Seller on Internal Revenue Service Form 8594, Asset Acquisition Statement, which will be filed with Purchaser's and Seller's Federal Income Tax Return for the tax year that includes the Closing Date. To the extent not specified above, the parties further agree to coordinate their accounting for the transaction.

      1.7 Transfer Fees and Taxes. Seller shall pay any and all transfer and assumption fees and expenses and sales and use taxes arising out of the transfer of the Acquired Assets and shall pay its portion, prorated as of the Closing Date, of state and local real and personal property taxes relating to the Acquired Assets. Purchaser shall not be responsible for any payroll, excise, income, business, occupation, withholding, or similar tax, or any taxes of any kind related to any period prior to the Closing Date.


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                                    ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER


      As of the date hereof and as of the Closing Date, Purchaser hereby represents and warrants to Seller each of the following:

      2.1 Organization and Qualification. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted in every jurisdiction where the failure to do so would have a material adverse effect on its business, properties, or ability to conduct the business currently conducted by it.

      2.2 Authority Relative to this Agreement. Purchaser has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by the Board of Directors of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

      2.3 No Conflicts. Purchaser is not subject to, or obligated under, any provision of (a) its Certificate of Incorporation or Bylaws, (b) any material agreement, arrangement, or understanding, (c) any material license, franchise, or permit, or (d) any law, regulation, order, judgment, or decree, which would be breached or violated, or in respect of which a right of termination or acceleration would arise, or pursuant to which any encumbrance on any of its or any of its subsidiaries' material assets would be created, by its execution, delivery, and performance of this Agreement and the consummation by it of the transactions contemplated hereby.

      2.4 No Consents. Except for such filings to be made pursuant to federal or state securities or other laws and regulations, including any required filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "H-S-R Act") or for Permits necessary to own the Acquired Assets or operate the Servicing Business, no authorization, consent, or approval of, or filing with, any public body, court, or authority is necessary on the part of Purchaser for the consummation by Purchaser of the transactions contemplated by this Agreement.


                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      As of the date hereof and as of the Closing Date, the Seller, hereby represents and warrants to Purchaser each of the following:

      3.1 Organization and Qualification. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted in every jurisdiction where the failure to be so qualified would have a material adverse effect on its business, properties, or ability to conduct the business currently conducted by it.


                                       3
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      3.2 Authority Relative to this Agreement. Seller has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by the Board of Directors of Seller and Seller's parent and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

      3.3 No Conflicts. Seller is not subject to, or obligated under, any provision of (a) its Articles of Incorporation or Bylaws, (b) any material agreement, arrangement, or understanding, (c) any material license, franchise, or permit or (d) any law, regulation, order, judgment, or decree, which would be breached or violated, or in respect of which a right of termination or acceleration would arise, or pursuant to which any encumbrance on any of the Acquired Assets would be created, by its execution, delivery, and performance of this Agreement and the consummation by it of the transactions contemplated hereby and thereby.

      3.4 No Consents. No authorization, consent, or approval of, or filing with, any public body, court, or authority is necessary on the part of Seller or any Lessor for the consummation by Seller or any Lessor of the transactions contemplated by this Agreement.

      3.5 No Material Adverse Changes. Except as set forth in Schedule 3.5 hereto, since the date of the Current Financial Statements, there has not been any material adverse change in the assets, financial condition, or operating results, customer, employee, or supplier relations, business condition or prospects, or financing arrangements of Seller.

      3.6 Good Title to and Condition of Acquired Assets. The Acquired Assets that are tangible assets are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. Seller has good and marketable title to all the Acquired Assets, free and clear of all liens, interests of third parties (except the rights of any lessor identified on Schedule 1.1(e)) encumbrances and security interests. Seller is not in default, and no circumstances exist which could result in such default, under any equipment leases, nor is any other party to any of such equipment leases in default.

      3.7 Compliance with Laws. Seller and its officers, directors, agents, and employees have complied with all applicable laws and regulations of foreign, federal, state, and local governments and all agencies thereof which affect the Servicing Business or any of Seller's assets and to which Seller may be subject, and no claims have been filed or threatened against Seller alleging a violation of any such law or regulation, except (i) where the failure to so comply would not have a material adverse effect upon Seller's business, property or ability to conduct the business currently conducted by it or (ii) as set forth in
Schedule 3.7 hereto. Neither Seller nor any of the Shareholders has given or agreed to give any money, gift, or similar benefit (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee, or any other person in a position to assist or hinder Seller in connection with any actual or proposed transaction. Seller possesses all approvals, authorizations, certificates, consents, registrations, franchises, licenses, permits, rights, variances, and waivers necessary for the lawful conduct of the Servicing Business and the ownership or operation of the Acquired Assets and the Acquired Facility except (i) where the failure to so comply would not have a material adverse effect upon Seller's business, property or ability to conduct the business currently conducted by it or (ii) as set forth in Schedule 3.7 hereto.


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      3.8 Disclosure. Neither this Agreement nor any of the Schedules or
Exhibits hereto or documents or agreements to be delivered hereunder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to Purchaser which materially adversely affects or could reasonably be anticipated to materially adversely affect the assets, including the Acquired Assets, financial condition or results of operations, customer, employee or supplier relations, business condition, prospects, or financing arrangements of Seller.

                                    ARTICLE 4
                      CONDUCT OF SELLER PENDING THE CLOSING

      Seller hereby covenants and agrees that from the date hereof to the Closing Date, unless Purchaser shall otherwise agree in writing or except as otherwise expressly contemplated or permitted by this Agreement:

      4.1 Conduct of Servicing Business Pending the Closing. Except as specifically contemplated in this Agreement, from the date hereof to the Closing Date, the Servicing Business of Seller shall be conducted only in, and Seller shall take no action except in the ordinary course, on an arm's length basis, and in accordance with all applicable laws, rules, and regulations and past custom and practice.

      4.2 Servicing Business Relationships. Seller will preserve intact Seller's business organization and goodwill, keep available the services of its officers and employees as a group, and maintain satisfactory relationships with suppliers, distributors, customers, and others having business relationships with it.

      4.3 Access to Information. Purchaser and its counsel, accountants, and other representatives shall have the opportunity to make a complete due diligence review of the books, records, business, and affairs of Seller, including, without limitation, the Acquired Assets, Acquired Facility, and all other matters relating thereto. In the event Purchaser, in its reasonable business discretion, determines that prior to the Closing Date there has been any material change in or material misrepresentation about the Servicing Business, Acquired Assets, Acquired Facility or matters relating thereto, Purchaser shall have no further obligation to proceed with the transaction, and the parties shall have no further liability to one another, except as expressly provided herein. To facilitate the due diligence review, Seller shall provide to Purchaser and its agents reasonable access to all of Seller's records and documents during customary business hours.

      4.4 Notification of Certain Matters. Seller shall (i) confer on a regular basis with representatives of Purchaser and report operational matters and the general status of ongoing operations, (ii) notify Purchaser of any material adverse change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations, or hearings (or communications indicating that the same may be contemplated); (iii) not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at, or at any time prior to, the Closing; and (v) promptly notify Purchaser if Seller shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue.

      4.5 Transfer of Permits. Seller will use its best efforts to assist Purchaser to effect the assignment or other transfer of Permits from Seller to Purchaser as of or as soon as practicable after the Closing Date.

      4.6 Closing. Seller shall use its best efforts to cause the conditions specified in Section 6.3 hereof to be satisfied at or prior to the Closing Date hereof.


                                    ARTICLE 5
                              ADDITIONAL AGREEMENTS

      5.1 Employment. After the Closing Date Purchaser agrees to hire all or substantially employees of Seller currently employed at the Acquired Facility for a minimum of 90 days or on other terms and conditions acceptable to Purchaser, and Seller will cooperate with Purchaser to that end. All employees of Seller currently employed at the Acquired Facility to be hired by Purchaser will be terminated by Seller on or before the Closing Date. Seller shall be responsible for any severance and/or other payments, including, but not limited to, accrued vacation and sick time, sick pay, and other compensation, benefits, and perquisites, incurred in connection therewith and during the period prior to the Closing Date. Seller agrees not to solicit any of the employees currently employed at the Acquired Facility to be hired by Purchaser for a period of two years after the Closing Date.

      5.2 Expenses. Seller shall pay the costs and expenses of Seller and Purchaser shall pay the costs and expenses of Purchaser, incurred in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, in the event any party breaches the terms of this Agreement prior to the Closing, and the transactions contemplated hereby are not consummated, the breaching party agrees to pay the non-breaching party an amount equal to all of the expenses incurred by the non-breaching party in connection with this Agreement, and otherwise related to the transactions contemplated hereby, including, but not limited to, all fees and expenses incurred by the non-breaching party to accountants, attorneys, and finders, brokers or consultants. Nothing herein shall be deemed to limit the right or remedy of a party in the event of a breach of this Agreement by the other party.

      5.3 Public Announcements. The parties hereto shall not issue any press release or public announcement, including announcements by any party for general reception by or dissemination to employees, agents, or customers, with respect to this Agreement and the other transactions contemplated by this Agreement without the prior written consent of the other parties hereto (which consent shall not be withheld unreasonably); provided, however, that Seller or Purchaser may make any disclosure or announcement that, in the opinion of its counsel, it is obligated to make pursuant to applicable law or regulation of the Nasdaq Stock Market, Inc. or any national securities exchange, as applicable, in which case the announcing party shall reasonably consult with the other party prior to making such disclosure or announcement, and provided further that, upon execution of this Agreement, Purchaser may make a public announcement of such occurrence in a press release reviewed and reasonably approved by Seller prior to publication.

      5.4 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including obtaining all necessary waivers, consents, and approvals and effecting all necessary registrations and filings and submissions of information requested by governmental authorities.

                                    ARTICLE 6
                                   CONDITIONS

      6.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions:

            (a) There shall not be threatened, instituted, or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign: (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby, or seeking to obtain damages in connection therewith; (ii) seeking to prohibit direct or indirect ownership or operation by Purchaser or any of its subsidiaries of all or a material portion of the Servicing Business or the Acquired Assets of Seller, or to compel Purchaser or any of its subsidiaries to divest of or to hold separately all or a material portion of the Servicing Business or the Acquired Assets of Seller as a result of the transactions contemplated hereby; (iii) seeking to impose or confirm limitations on the ability of Purchaser effectively to exercise directly or indirectly full rights of ownership of any of the Acquired Assets or properties of Seller;
      (iv) seeking or causing any material diminution in the direct or indirect benefits expected to be derived by Purchaser as a result of the transactions contemplated by this Agreement; (v) invalidating or rendering unenforceable any material provision of this Agreement (including without limitation any of the documents or agreements to be delivered hereunder); or (vi) which otherwise might materially adversely affect Purchaser or any of its subsidiaries or the Acquired Assets or Servicing Business;

            (b) There shall not be any action taken, or any statute, rule, regulation, judgment, order, or injunction proposed, enacted, entered, enforced, promulgated, issued, or deemed applicable to the transactions contemplated hereby by any federal, state, or foreign court, government, or governmental authority or agency, which may, directly or indirectly, result in any of the consequences referred to in (a) above or otherwise prohibit consummation of the transactions contemplated hereby;

            (c) No party hereto shall have terminated this Agreement as permitted herein; and

            (d) There shall not have occurred any of the following events that could have a material adverse effect on Purchaser or Seller: (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by United States authorities on the extension of credit by lending institutions; (ii) a commencement of war, armed hostilities, or other international or national calamity directly or indirectly involving the United States; or (iii) in the case of any of the foregoing existing at the date hereof, a material acceleration or worsening thereof.

      6.2 Additional Conditions to Obligation of Seller. The obligation of Seller to effect the transactions contemplated hereby is also subject to the fulfillment at or prior to the Closing of the following conditions:

            (a) The representations and warranties of Purchaser set forth in
      Article 2 shall be true and correct as of the Closing Date as if made at and as of the Closing Date, and Purchaser shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Closing; and

            (b) Purchaser shall have furnished to Seller: (i) a copy of the text of the resolutions by which the corporate action on the part of Purchaser necessary to approve this Agreement and the transactions contemplated herein were taken; and (ii) a certificate executed on behalf of Purchaser by its corporate secretary or one of its assistant corporate secretaries certifying to Seller that such copy is a true, correct, and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded.

      6.3 Additional Conditions to Obligation of Purchaser. The obligations of Purchaser to effect the transactions contemplated herein are also subject to the fulfillment at or prior to the Closing of the following conditions:

            (a) The representations and warranties of Seller in this Agreement shall be true and correct as of the Closing Date as if made at and as of the Closing Date, and Seller shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Closing;

            (b) Seller shall have furnished to Purchaser a certificate in which it shall certify that the conditions set forth in Section 6.3(a) have been fulfilled;

            (c) Seller shall have furnished to Purchaser: (i) copies of the texts of the resolutions by which the corporate action on the part of Seller necessary to approve this Agreement and the transactions contemplated hereby were taken; and (ii) certificates of Seller certifying to Purchaser that such copies are true, correct, and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded;

            (d) There shall have been no damage, destruction, or loss of or to any property or properties owned or used by Seller, whether or not covered by insurance, which in the aggregate may have a material adverse effect on the Servicing Business;

            (e) Receipt and approval of the Schedules to be prepared by Seller, all updated as of the Closing Date, and preparation of and agreement as to all closing documents, agreements and procedures required under this Agreement; and

            (f) The form and substance of all certificates, instruments, and other documents delivered to Purchaser under this Agreement shall be satisfactory in all respects to Purchaser and its counsel.


                                    ARTICLE 7
                                   THE CLOSING

      7.1 Closing. The closing (the "Closing") of the transactions contemplated herein shall be held on or before July 31, 1998 (the "Closing Date"), at a time and place as the parties shall mutually agree.

      7.2 Seller's Obligations. In addition to any other documents required to be delivered by Seller at Closing, Seller, shall deliver to Purchaser at Closing the following documents:

            (a) An executed Bill of Sale and Assignment of Lease and other instruments of transfer, with such warranties of title as are set forth herein, dated as of the Closing Date, conveying to Purchaser all of Seller's right, title, and interest in and to the Acquired Assets, all in form and substance satisfactory to Purchaser;

            (b) The Assumed Lease contemplated by Section 1.1 and lease assignments with respect to each item of personal property which is leased by Seller and which is to be assumed by Purchaser hereunder, properly executed and acknowledged by Seller, and accompanied by all consents of lessors required by this Agreement and the leases being assigned, and such subordination agreements, non-disturbance certificates and other documents as Purchaser shall have reasonably requested;

            (c) Executed assignments of all assignable Acquired License and Permits and Intangibles and executed assignment and assumption agreements with respect to all Assumed Agreements, with all necessary consents thereto;

            (d) All books, records, and other data relating to the Acquired Assets and the Servicing Business (other than corporate records);

            (e) The certificate(s) as provided for in Section 6.3(b) hereof;

            (f) Certified resolutions and the certificates provided for in
      Section 6.3(c) hereof; and

            (g) Such other documents as Purchaser or its counsel or any lender or lessor of Purchaser may reasonably request in order to effectuate the transactions contemplated under this Agreement.

Seller at any time before or after the Closing, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer reasonably requested by Purchaser, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Purchaser, for the purpose of assigning, transferring, granting, conveying, and confirming to Purchaser, or reducing to possession, any or all property to be conveyed and transferred by this Agreement.

      7.3 Purchaser's Obligations. Purchaser shall deliver to Seller at Closing the following documents:

            (a) Wire transfer in the amount of the Purchase Price, payable as provided in Section 1.4 hereof;

            (b) Executed counterparts of such of the closing documents of Seller as shall require acceptance by Purchaser; and

            (c) Certified resolutions of the Board of Directors of Purchaser as provided for in Section 6.2(b) hereof.


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
                                    ARTICLE 8
                                   INDEMNITIES

      8.1 Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party hereto, or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing.

      8.2 Nature of Statements. All statements contained herein, in any Schedule or Exhibit hereto, or in any certificate or other written instrument delivered by or on behalf of Seller, or Purchaser pursuant to this Agreement, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by Seller, or Purchaser, as the case may be.

      8.3 Indemnification of Purchaser by Seller. Seller shall indemnify, defend, and hold harmless Purchaser from and against any and all costs, expenses, losses, damages, fines, penalties, or liabilities (including, without limitation, interest which may be imposed in connection therewith, court costs, litigation expenses, and reasonable attorneys' and accounting fees) ("Actual Loss") incurred by Purchaser, directly or indirectly, with respect to, in connection with, arising from, or alleged to result from, arise out of, or be in connection with:

            (a) A breach by Seller of any representation or warranty made by Seller and contained in this Agreement or in any certificate or other document delivered by Seller to Purchaser hereunder or thereunder;

            (b) A breach by Seller of any covenant, restriction, or agreement made by or applicable to Seller and contained in this Agreement or in any certificate or other document delivered by said party or affiliate to Purchaser or any affiliate hereunder or thereunder; and

            (c) Except for any Assumed Liabilities, any other liability, obligation, claim, complaint, debt, suit, cause of action, investigation, or proceeding of any kind whatsoever, against or relating to Seller, the Servicing Business, the Acquired Assets, or the Acquired Facility, whether instituted or commenced prior to or after the Closing Date and which relates to or arises from the business or assets of Seller on or before the Closing Date or, with respect to the continuing business activities of Seller, after the Closing Date.

      8.4 Indemnification of Seller by Purchaser. Purchaser shall indemnify, defend, and hold Seller harmless from and against any Actual Losses incurred by the Seller with respect to, in connection with, arising from, or alleged to result from, arise out of, or be in connection with:

            (a) A breach by Purchaser of any representation or warranty made by Purchaser and contained in this Agreement or in any certificate or other document delivered by Purchaser to the Seller hereunder or thereunder;

            (b) A breach by Purchaser of any covenant, restriction, or agreement made by or applicable to Purchaser and contained in this Agreement or in any certificate or other document delivered by Purchaser to the Seller hereunder or thereunder;

            (c) All loss, expense, or damage suffered as the direct result of Purchaser's failure to pay the Assumed Liabilities in accordance with the terms of this Agreement; and

            (d) Any other liability, obligation, claim, complaint, debt, suit, cause of action, investigation, or proceeding of any kind whatsoever instituted or commenced after the


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
      Closing Date which relates to or arises from Purchaser's operation of its separate and independent business after the Closing Date, except for any claims arising out of Seller's liabilities to Purchaser or obligations to Purchaser.

      8.5 Procedure for Indemnification.

            (a) The party which is entitled to be indemnified hereunder (the "Indemnified Party") shall promptly give notice hereunder to the party required to indemnify (the "Indemnifying Party") after obtaining written notice of any claim as to which recovery may be sought against the indemnifying party because of the indemnity in Section 8.3 and Section 8.4 hereof and, if such indemnity shall arise from the claim of a third party, shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting from such claim. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of an Indemnified Party to give such notice, or delay by an Indemnified Party in giving such notice, unless, and then only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. Failure by an Indemnifying Party to notify an Indemnified Party of its election to defend any such claim or action by a third party within 15 days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to defend such claim or action.

            (b) If the Indemnifying Party assumes the defense of such claim or litigation resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim shall include taking all steps necessary in the defense or settlement of such claim or litigation and holding the Indemnified Party harmless from and against any and all damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party, or enter into any settlement (except with the written consent of the Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim or litigation. Anything in this Section 8.5 to the contrary notwithstanding, the Indemnified Party may, with counsel of its choice and at its expense, participate in the defense of any such claim or litigation.

            (c) If the Indemnifying Party shall not assume the defense of any such claim by a third party or litigation resulting therefrom after receipt of notice from such Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate, and unless the Indemnifying Party shall deposit with the Indemnified Party a sum equivalent to the total amount demanded in such claim or litigation plus the Indemnified Party's estimate of the costs of defending the same, the Indemnified Party may settle such claim or litigation on such terms as it may deem appropriate and the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of such settlement and for all damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation.

            (d) The Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to any claim by a third party in such litigation and for all damage incurred by the Indemnified Party in connection with the defense against such claim or litigation, whether or not resulting from, arising out of, or incurred with respect to, the act of a third party.

                                    ARTICLE 9
                                   TERMINATION

      9.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

            (a) By mutual written consent of duly authorized officers of Purchaser and Seller;

            (b) By Purchaser if, from the date of this Agreement to the Closing Date there has been any material adverse change in or material misrepresentation about the Servicing Business, Acquired Assets, Acquired Facility or matters relating thereto;

            (c) By either Purchaser or Seller if the other party breaches any of its material representations, warranties, or covenants contained herein and, if such breach is curable, such breach is not cured within five (5) business days after notice thereof;

            (d) By either Purchaser or Seller if the transactions contemplated herein shall not have been consummated on or before August 15, 1998 or such later date as may be mutually agreed upon by the parties; provided, however, that no party shall have the right to terminate this Agreement unilaterally if the event giving rise to such right is primarily attributable to such party or to any affiliated party.

      9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall become void and there shall be no liability or further obligation hereunder on the part of Purchaser or Seller or their respective shareholders, officers, or directors, except as set forth in
Article 10 and Sections 5.2 and 5.5 hereof, and except for liability arising from a breach of this Agreement.


                                   ARTICLE 10
                               GENERAL PROVISIONS

      10.1 Notices. All notices, consents, and other communications hereunder shall be in writing and deemed to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, postage pre-paid return receipt requested, or (iii) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (postage pre-paid return receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

            If to Purchaser:           Cygnet Financial Services, Inc.
                                       2525 East Camelback Road, Suite 1150
                                       Phoenix, Arizona 85016
                                       Phone:  (602) 852-6600
                                       FAX:  (602) 852-6656
                                       Attn.:  Steven P. Johnson, Esq.

            With a copy to:            Snell & Wilmer L.L.P.
                                       One Arizona Center
                                       Phoenix, Arizona 85004-0001
                                       Phone:  (602) 382-6252
                                       FAX:  (602) 382-6070
                                       Attn.:  Tim Moser, Esq.

            If to Seller:              Mountain Parks Financial Services, Inc.
                                       3151 South Vaughn Way, Suite 610
                                       Aurora, Colorado 80014
                                       Phone: (303) 873-2201
                                       Fax:  (303) 873-2295
                                       Attn.: Dennis Berglund

            With a copy to:            Community First Bankshare, Inc.
                                       520 Main Avenue
                                       Fargo, North Dakota 58124-0001
                                       Phone:  (701) 298-5649
                                       FAX:  (701) 235-6019
                                       Attn.:  Todd Richter

            And a copy to:             Lindquist & Vennum P.L.L.P.
                                       4200 IDS Center
                                       Minneapolis, Minnesota 55402-2205
                                       Phone:  (612) 371-3211
                                       FAX:  (612) 371-3207
                                       Attn.: Steve J. Johnson, Esq.

      10.2 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

      10.3 Governing Law. The validity, construction, and enforceability of this Agreement shall be governed in all respects by the laws of the State of Arizona, without regard to its conflict of laws rules.

      10.4 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Purchaser may assign all or any portion of its rights under this Agreement to any wholly owned subsidiary, but no such assignment shall relieve Purchaser of its obligations hereunder, and except that this Agreement may be assigned by operation of law to any corporation or entity with or into which Purchaser may be merged or consolidated or to which Purchaser transfers all or substantially all of its assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Purchaser hereunder.

      10.5 Further Assurances. At any time on or after the date hereof, the parties hereto shall each perform such acts, execute and deliver such instruments, assignments, endorsements and other documents and do all such other things consistent with the terms of this Agreement as may be reasonably necessary to accomplish the transaction contemplated in this Agreement or otherwise carry out the purpose of this Agreement.

      10.6 Gender and Number. The masculine, feminine, or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires.

      10.7 Schedules and Exhibits. The Schedules and Exhibits referred to herein are incorporated herein by such reference as if fully set forth in the text hereof. Any Schedules and Exhibits referred to herein that are not attached hereto upon execution of this Agreement shall be prepared and attached to this Agreement as soon as reasonably possible after execution of this Agreement and on or before the Closing Date. All Schedules shall be updated as of the Closing Date. All documents and agreements delivered to Purchaser in connection with its investigation of Seller shall be complete and accurate and reflect all amendments thereto.

      10.8 Waiver of Provisions. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

      10.9 Litigation Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, accounting fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      10.10 Section and Paragraph Headings. The Article and Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      10.11 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

      10.12 Transaction Expenses. Except as otherwise expressly provided herein, each party shall bear its own expenses incident to this Agreement and the transactions contemplated hereby, including without limitation, all fees of counsel, consultants, and accountants.

      10.13 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated and the court shall modify this Agreement or, in the absence thereof, the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

      10.14 Extent of Obligations. All covenants, representations, warranties, indemnities, and agreements made by Seller, Shareholders, and Lessors herein shall be deemed joint and several as to each of them.

      IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                                    CYGNET FINANCIAL SERVICES, INC., an
                                    Arizona corporation

                                    By: /s/ Steven P. Johnson
                                       ------------------------------------
                                    Name: Steven P. Johnson
                                    Title: President


                                    MOUNTAIN PARKS FINANCIAL SERVICES, INC., a
                                    Colorado corporation


                                    By: /s/ Dennis Berglund
                                       ------------------------------------
                                    Name: Dennis Berglund
                                    Title: CEO

                                 SCHEDULE 1.1(b)
                                  SEE ATTACHED
                                    [OMITTED]

                                 SCHEDULE 1.1(c)

                                      NONE

                                 SCHEDULE 1.1(d)

                                      NONE

                                 SCHEDULE 1.1(e)

1. Agreement with Finzer Business Systems (relating to two fax/copiers and one copier).

2. US West Communications Digital Service Rate Stability Plan Agreement dated September 17, 1997.

3.    Voice Data Agreement with World Com, dated March 27, 1997.

4. Hardware and Operating System Maintenance Agreement, executed by Megasys, Inc. on October 22, 1997.

5.    Pitney Bowes Rental Agreement dated April 21, 1997.

                                  SCHEDULE 1.3

                               ASSUMED LIABILITIES


1. Any and all obligations owing to the Landlord of the Acquired Facility as provided in that certain [Assumption Agreement] which arose after the effective date of this Agreement.

2. Any and all obligations of Seller due and owing any other party to the Assumed Agreements which arose after the effective date of this Agreement.

                                  SCHEDULE 3.5

                                      NONE

                                  SCHEDULE 3.7

                                      NONE